Exhibit 15.1

LICENSE AGREEMENT

BETWEEN

KMART CORPORATION

AND

KMART AUSTRALIA LIMITED

Dated as of August 1, 1994

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS	2

ARTICLE II	TRADEMARK AND SERVICE MARK LICENSE	4

2.1	Grant of License	4
2.2	Marking, Samples and Inspection	5

ARTICLE III	TRADE NAME LICENSE	5

3.1	Grant of License	5

ARTICLE IV	CONFIDENTIAL INFORMATION	5

ARTICLE V	GENERAL PROVISIONS	6

5.1	Payments	6
5.2	Reports	6
5.3	Books and Audits	6
5.4	Representations, Warranties and Duties of Licensee	7
5.5	Representations, Warranties and Duties of Licensor	8
5.6	Protection of Rights	8
5.7	Indemnification	8
5.8	Term and Termination	9
5.9	Choice of Law and Forum; Choice of Language	10
5.10	Notices	11
5.11	No Implied Warranties; Limitation on Liability	11
5.12	Further Documents	11
5.13	Binding Effect	11
5.14	No Partnership, No Joint Venture	11
5.15	Assignment; Sublicensing	11
5.16	Waiver	12
5.17	Severability	12
5.18	Entire Agreement	12
5.19	Titles and Headings	12
5.20	Tax on Agreement	12
5.21	Confidential Agreement	12
5.22	Time of the Essence; Force Majeure	12

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”) is made and entered into as of the 1st day of August, 1994 (the “Effective Date”) by and between KMART CORPORATION (“Licensor”), a corporation organized and existing under the laws of the State of Michigan, United States of America (“U.S.A.”), having its principal place of business at 3100 West Big Beaver Road in Troy, Michigan 48084-3163, U.S.A., and KMART AUSTRALIA LIMITED ACN 004 700 485 (“Licensee”), an Australian corporation organized and existing under the laws of the State of Victoria, Australia, having its registered office at 800 Toorak Road, Tooronga, Victoria, Australia 3146.

WHEREAS, Licensor is a well known international retailer which operates KMART and SUPER KMART CENTER stores in the U.S.A. and its territories and possessions, Canada, the Czech Republic, Slovakia, Puerto Rico, Mexico and Singapore;

WHEREAS, under a certain Fee Agreement dated December 8, 1978 between Licensor on the one hand, and G.J. COLES & COY LIMITED, an Australian corporation organized under the laws of the State of Victoria and now known as COLES MYER LIMITED (“Coles”) and K MART (AUSTRALIA) LIMITED (“KMA”), the predecessor in title of Licensee on the other hand, Licensor granted to KMA and Coles a license to use certain trademarks, service marks and trade names in connection with operation by Licensee of KMART and SUPER K stores in Australia (hereinafter, the “1978 Agreement”);

WHEREAS, the 1978 Agreement was amended in part and otherwise ratified by a “Supplemental Agreement,” a “Second Supplemental Agreement” and a “Third Supplemental Agreement” dated May 19, 1983, August 31, 1987 and March 10, 1989, respectively (hereinafter, the “Supplemental Agreements”);

WHEREAS, the 1978 Agreement, as amended, is terminable by either party upon written notice as early as June 30, 1998;

WHEREAS, Licensee wishes to continue operating KMART stores in Australia now and in the future and has requested the exclusive right to use in Australia certain of Licensor’s service marks, trademarks, trade dress and associated copyright designs and logos, subject always to the ownership and control of Licensor;

WHEREAS, in connection with the operation of KMART stores in Australia, Licensee also has requested the exclusive right to use in Australia certain of Licensor’s trade names (to wit - the name KMART or the name KMA) as part of its corporate name, subject always to the ownership and control of Licensor;

NOW, THEREFORE, in consideration of the mutual promises, undertakings and covenants herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree:

ARTICLE I

DEFINITIONS

1.1 “Affiliated Companies” shall mean any companies which are majority owned or otherwise controlled by Licensee and which conduct business and achieve sales at the “Stores.”

1.2 “Annual Maximum Royalty” shall mean the sum of A$5,000,000.00 which shall be the maximum amount of Royalties due and payable from Licensee to Licensor in respect of each year of the Term or any Renewal Term hereof.

1.3 “Annual Minimum Royalty” shall mean the sum in Australian Dollars which is equivalent to the amount paid by Licensee to Licensor under the Fee Agreement for the “Fiscal Year” ending in July, 1994, and shall be due and payable from Licensee to Licensor in respect of each year during the “Term” and any “Renewal Term” hereof, without right of reduction or set-off except with respect to “Royalties” accrued and paid by Licensee in respect of the same Fiscal Year. Licensee is not entitled to any credit against its obligation to pay Annual Minimum Royalty in respect of any Fiscal Year for Royalties it pays or paid in respect of any other Fiscal Year. Notwithstanding the foregoing, the Annual Minimum Royalty shall be prorated proportionately for any year during the Term or any Renewal Term hereof which contains less than twelve (12) months by reason of change of Licensee’s Fiscal Year or termination of this Agreement.

1.4 “Coles” shall mean Coles Myer Limited ACN 004 089 936, an Australian corporation organized under the laws of the State of Victoria and formerly known as G.J. Coles & Coy Limited. The executed acknowledgement by Coles at the end of this Agreement confirms that Coles has reviewed this Agreement and agrees to Article 5.8(j) concerning termination of the 1978 Agreement and the Supplemental Agreements. Aside from Article 5.8(j), Coles accepts no obligations under this Agreement for itself or on behalf of Licensee.

1.5 “Confidential Information” shall mean all information, know how, experience, drawings, specifications, designs, manuals, procedures, patterns and production and marketing techniques relating to the operation of the Stores and furnishing of the Services which may be provided to Licensee by or on behalf of Licensor, or which Licensee may furnish to Licensor as required hereunder, other than that information and know how which:

(a) is or comes (other than by disclosure by Licensee or Licensor in breach of their respective obligations) into the public domain;

(b) is received in good faith by Licensee or Licensor from a third party owing no duty of confidence to Licensee or Licensor, respectively; or

(c) is reasonably necessary to be disclosed by Licensee in the ordinary course of sale of the Products, operation of the Stores or furnishing of the Services; or by Licensor in the ordinary course of managing and accounting for this Agreement.

1.6 “Effective Date” shall mean the date first above written.

1.7 “Fiscal Year” shall mean Licensee’s fiscal year for financial accounting purposes. Licensee shall promptly notify Licensor of any change in Licensee’s Fiscal Year.

1.8 “Gross Sales” shall mean the total retail and sales revenues received for merchandise and services furnished at the Stores, whether by Licensee, its Affiliated Companies, tenants and licensees, whether for cash or on credit, except that the following shall be excluded in calculating Gross Sales: (i) sales of merchandise subsequently returned for refund or credit; and (ii) value added taxes and any other applied taxes imposed by governments, excluding withholding taxes, if any. Gross Sales shall be calculated net of any allowances given with respect to defective merchandise.

1.9 “Licensed Property” shall mean the “Marks” and the “Names.”

1.10 “Licensee” shall mean Kmart Australia Limited.

1.11 “Licensor” shall mean Kmart Corporation.

1.12 “Licensor’s Stores” shall mean KMART and SUPER KMART CENTER stores operated by Licensor in the U.S.A.

1.13 “Marks” shall mean the marks KMART or K MART or SUPER KMART CENTER in block letters, and certain KMART and SUPER KMART CENTER logotypes and such other trademarks and service marks, which are proprietary to Licensor, as shall be agreed to in writing by Licensor from time to time, and trademark and service mark registrations and applications therefor in Australia, together with associated logos and copyright designs, all as more specifically described in Exhibit “A”, attached hereto and incorporated herein, as Exhibit “A” may be modified from time to time in writing as necessary by Licensor, as well as the “Trade Dress” inherent in the design, lay-out and presentation of Licensor’s Stores, including, without limitation, such Trade Dress as may be registered as designs or patents.

1.14 “Materials” shall mean exterior and interior signs, print and broadcast advertising and promotional media, manuals, sales literature, business forms, stationery, employee uniforms, badges, store bags and boxes, sales receipts and charge slips, and the like, used on or in connection with the “Services” and the Stores.

1.15 “Names” shall mean the names “Kmart” “K mart” and the initials K or KM or KMA, in any language and whether in capital or lower case letters or any combination thereof, and trade name registrations and applications therefor in Australia, all as more specifically described in Exhibit “B” attached hereto and incorporated herein.

1.16 “Products” shall mean the products specified in Licensor’s trademark registrations and applications in Australia as listed in Exhibit “A” and which are from time to time offered for sale by Licensee in the Stores, as well as packaging and labeling for such Products.

1.17 “Renewal Term” shall have the meaning given to it in Article 5.8.

1.18 “Royalties” shall mean the following, calculated with reference to the Stores:

(a) If between the Effective Date and June 30, 1998:

ONE QUARTER OF ONE (.25%) PERCENT of “Gross Sales” of the Stores, for Gross Sales up to A$1,000 million per Fiscal Year, reduced to ONE EIGHTH OF ONE (.125%) PERCENT of Gross Sales for Gross Sales in excess of A$1,000 million per Fiscal Year in the Stores, provided that in respect of each Fiscal Year during the initial Term Licensee shall be obligated to pay at least the Annual Minimum Royalty.

(b) Commencing July 1, 1998 and continuing during the Term and any Renewal thereof:

ONE EIGHTH OF ONE (.125%) PERCENT of Gross Sales of the Stores, provided that during each Fiscal Year in respect of the initial Term and any Renewal Term Licensee shall be obligated to pay at least the Annual Minimum Royalty but no more than the Annual Maximum Royalty, in any event.

Provided, however, the parties agree that prior to commencement of any Renewal Term, the Royalties may be reviewed to ensure that they are commensurate with the income attributable to the Licensed Property. In particular, it is intended that the Annual Minimum Royalty and the Annual Maximum Royalty shall be reviewed at such time.

1.19 “Services” shall mean those services offered in or in connection with the Stores, including retail department store, pharmacy, restaurant, automotive repair and maintenance, key replacement, portrait photography and photo-finishing, dry cleaning and laundry, optometry, layaway, parcel mailing, photocopying, and such other services as Licensor offers in Licensor’s Stores.

1.20 “Stores” shall mean any retail outlet operated by Licensee as permitted hereunder utilizing the Marks or the Names in the “Territory” and: (a) consisting of a minimum of 30,000 square feet (or 2787 square meters)

of gross indoor floor space primarily devoted to the sale of a broad assortment of general merchandise; and (b) under a single roof with centralized checkouts.

1.21 “Term” shall mean the period commencing with the Effective Date and continuing to and through July 31, 2018, unless this Agreement is otherwise renewed or terminated as provided in Article 5.8 below.

1.22 “Territory” shall mean Australia.

1.23 “Trade Dress” shall mean the total look or appearance of a product or its packaging or the design or shape of the product itself, as well as the total look, appearance, design and lay-out of Licensor’s Stores.

ARTICLE II

TRADEMARK AND SERVICE MARK LICENSE

2.1

(a) Grant of License. Licensor hereby grants to Licensee, for the Term and any Renewal Term only, and Licensee accepts from Licensor, upon the terms and conditions specified herein, the non-transferable exclusive right and license in the Territory only, to use the Marks on and in connection with the Products, Materials and Services if, and only if, such Products, Materials and Services comply with the quality standards set forth herein and those approved and issued by Licensor from time to time. At its expense, Licensor shall monitor and control the nature and quality of the Services, Products and Materials, and/or Licensor may appoint one or more representatives to monitor and exercise such control on Licensor’s behalf, except that the samples required by Licensor under Article 2.2 (b) shall be at Licensee’s expense. No other, further or different license is granted or implied and no assignment of any right or interest is made or intended herein. In particular, no license is granted to permit any third party to use the Marks, and Licensee may only use the Marks on or in connection with Products, Materials and Services subject to Section 2.2 hereof.

(b) Exclusivity. Licensor agrees that during the Term and any Renewal Term it shall not: (i) license others to use the Licensed Property in the Licensed Territory; (ii) directly sell Products or Services in the Territory; or (iii) enter into any agreement with anyone to operate stores within the Territory which if operated by Licensee would constitute Stores as defined hereunder. Further, Licensor shall use its best efforts to prohibit Kmart companies which it controls by virtue of a majority ownership interest or by virtue of license agreements from selling Products or Services into the Territory. Upon receiving notice from Licensee of any violation of this provision, Licensor agrees to work diligently with Licensee to investigate and remedy the violation. As otherwise provided in Articles 5.4, 5.5 and 5.6, Licensor reserves unto itself the right to institute any legal, equitable or administrative action to remedy such violations.

(c) Future Uses. Licensor and Licensee acknowledge that the nature of retailing is evolving, particularly in connection with the application of technology, and that it may be necessary for Licensee to adapt the manner in which its business is conducted to remain competitive. In particular, the parties recognize that the introduction of video, computer and similar electronic advances may alter the manner in which Products are handled, displayed, ordered, delivered and serviced, the manner in which Services are ordered and furnished and the manner in which Stores are configured and used in the conduct of the business as presently conducted by both Licensor and Licensee. It is the intention of the parties that this Agreement permit such changes as may be necessary and appropriate to keep pace with such evolution during the Term and any Renewal Term, subject at all times to Licensee’s compliance with the terms and conditions of this Agreement, including, without limitation, Licensee’s obligations to maintain the quality standards established by Licensor and to maintain the distinctive KMART image as communicated by Licensor. Any such change must be within the territorial limitations of this Agreement and must not result in a diminution of or otherwise impair or damage Licensor’s rights in the Licensed Property. All sales revenues generated by such changes must be included in the reporting and computation of Royalties. No such change shall be instituted unless and until Licensor is informed of the proposed change and is reasonably satisfied that the proposed change is permitted by this Agreement, or if not permitted until Licensor and Licensee agree upon necessary written modifications to this Agreement.

2.2 Marking, Samples and Inspection.

(a) Licensee agrees to mark all Products and Materials in a manner complying with the provisions of Exhibit “C”, attached hereto and incorporated herein. Licensor reserves the right to change the provisions of Exhibit “C” as is reasonably necessary or appropriate to protect or enhance Licensor’s interests in the Licensed Property, and such changes shall become binding upon Licensee upon receipt of written notice of such changes. Licensee shall have a reasonable period, but no more than ninety (90) days from first notice, to fully implement such changes; provided, however that Licensee may continue thereafter to sell in the ordinary course of business Products which were on hand at the time the notice was received, without making changes thereto if such sales will not in any material respect diminish or impair Licensor’s interests in the Licensed Property.

(b) At any time upon request of Licensor, Licensee shall furnish at Licensee’s expense samples of Products and Materials on or in connection with which any Mark is used or proposed to be used, including the trademark or copyright notices thereon and any other labels or markings. Further, if Licensee proposes to alter Licensor’s principal KMART Marks or to deviate in any way from the forms in which such Marks are registered in Australia, Licensee shall first submit a sample of the proposed altered Mark to Licensor for Licensor’s review and approval. Licensor shall timely review such requests and use its best efforts to communicate its approval or disapproval as soon as practicable after receiving such sample. Failure to communicate approval shall be deemed disapproval. In no event, however, shall Licensee use the altered Marks until approval of the applicable sample is granted in writing by Licensor. Licensee specifically agrees to amend to the satisfaction of Licensor any sample of Products (including packaging and labels) or Materials or any proposed alterations of the Marks which are not approved by Licensor. A further sample shall be provided to Licensor for its approval if any subsequent changes are made in approved Products or Materials or in the Marks. To the extent practicable, Licensor and Licensee shall cooperate in developing standard manuals or procedures setting forth approved formats for packaging and labels for Products, and approved formats for Materials. Once established, Licensee shall fully comply with such manuals or procedures and submit for Licensor’s review and approval any material deviation from such manual or procedures in the manner provided herein. Licensor shall not unreasonably withhold its approval of any Products or Materials which otherwise meet Licensor’s standards for quality and consistency in projecting the distinctive KMART image. Notwithstanding the foregoing, in any matter involving approval of any Products or Materials using the marks KMART or SUPER KMART CENTER in any variation, or associated logotypes, Licensor may withhold its approval as it sees fit in its sole discretion.

(c) To assure compliance with Licensor’s standards and instructions relating to the Marks, Licensor, at its expense, directly or through representatives, may inspect the Stores and may inspect and test Products and Materials from time to time. Such inspection may include, without limitation, taking photographs or recording videotapes inside and outside the Stores. Licensee shall cooperate and aid Licensor in making such inspections and tests.

ARTICLE III

TRADE NAME LICENSE

3.1 Grant of License. Licensor grants to Licensee for the Term and any Renewal Term only, and Licensee accepts from Licensor, upon the terms and conditions specified herein, the non-transferrable exclusive right and license in the Territory only, to use KMART or K MART or KMA in Licensee’s business name and on and in connection with corresponding business name registrations. No other, further or different license is granted or implied and no assignment of any right or interest is made or intended herein. In particular, no license is granted to permit any third party to use any Names.

ARTICLE IV

CONFIDENTIAL INFORMATION

4.1 Licensee and Licensor each shall keep confidential and take all necessary precautions to ensure the confidentiality of the Confidential Information furnished by the other.

4.2 The Confidential Information may be disclosed by Licensee or Licensor to relevant government authorities for the purpose of certification testing (if any) or as required by any corporations or securities law, and as strictly necessary to bona fide agents and contractors engaged by or on behalf of Licensee or Licensor in the exercise of this Agreement.

4.3 Licensee’s and Licensor’s obligations as to the Confidential Information shall continue in full force and effect notwithstanding termination of this Agreement for any reason.

ARTICLE V

GENERAL PROVISIONS

5.1 Payments. Beginning with the Effective Date, during the initial Term and any Renewal Term, and if applicable, after termination of the Agreement, Licensee shall pay the Royalties to Licensor in the manner and at the times specified below.

5.2 Reports.

(a) Within forty-five (45) days after the end of each fiscal quarter of Licensee, Licensee shall:

(i) deliver to Licensor a report, certified by one of its corporate officers, giving the following particulars concerning Gross Sales during the preceding fiscal quarter, together with documentary proof of payment of any withholding tax (including, without limitation, original receipts from tax authorities):

(A)	Identification and location of Stores which were open for business during the fiscal quarter;

(B)	Gross Sales of each such Store;

(C)	Amount of Royalties due Licensor with respect to each Store and in the aggregate; and

(D)	Amount of withholding tax withheld and paid by Licensee to tax authorities;

(ii) pay to Licensor the Royalties due for the quarter covered by such report, in U.S. Dollars, in immediately available funds, by international bank draft or as otherwise directed by Licensor. The exchange rate calculation shall be made as of the last day of the subject fiscal quarter in accordance with the most favorable (to Licensor) U.S. Dollar buy rate at the National Australia Bank in Melbourne. Receipt or acceptance of any report or payment shall not preclude Licensor from questioning the correctness thereof at any time. In the event that any inconsistency or mistake is discovered by either Licensor or Licensee in such reports or payments, it shall be immediately rectified and, within ten (10) business days, the appropriate report and payment shall be made.

(b) Time is of the essence with respect to Licensee’s duty to make all payments when due. Licensee’s obligations to make such payments are absolute, unconditional and not subject to any right of reduction or set-off, except as provided in Article 1.3 and except for withholding taxes imposed on the Royalties and which Licensee is required by law to withhold. Licensee shall withhold and pay such taxes to the proper tax authority at the rate required by statute but reduced to the fullest extent by tax treaty. Without limiting the foregoing, Licensee shall pay to Licensor interest at the rate of one and one half (1.5%) percent per month, compounded monthly, on so much of the Royalty as remains outstanding from time to time. Written notice by Licensor to Licensee as to any amount of the Royalty (including interest) shall be prima facie evidence that said amount is unpaid as of the date of such notice.

(c) Licensee shall respond in writing to any written inquiry from Licensor with respect to any report or payment within ten (10) business days of receipt thereof.

(d) If, in the course of an audit or inspection by Licensor or its representative(s), any discrepancy shall appear with respect to any amount due and payable by Licensee and the amount paid, the amount owed shall be paid within ten (10) business days after Licensee’s receipt of notice of any such discrepancy.

(e) Within sixty (60) days after the end of each Fiscal Year of Licensee, Licensee shall furnish Licensor a certificate from an independent certified public accountant as to the accuracy of Licensee’s Royalty payments and reports for each such Fiscal Year. Further, within sixty (60) days after the end of each Fiscal Year of Licensee, Licensee shall report and pay the amount if any by which the Annual Minimum Royalty due for the preceding Fiscal Year exceeds the Royalties actually paid by Licensee for such Fiscal Year.

5.3 Books and Audits.

(a) Licensee shall keep full, true and accurate books of account containing all particulars which may be necessary for the purpose of reviewing Gross Sales of the Stores and computing the Royalties due and payable to Licensor. Said books of account shall be kept at Licensee’s principal place of business and maintained by Licensee for a period of at least three (3) years following the end of the subject year during the Term and any Renewal Term and three (3) years following the date of termination of this Agreement and shall be available for inspection by Licensor.

(b) Licensee shall maintain accurate records of all sales of Products bearing the Licensed Property and of its annual advertising and promotional expenditures and shall make them available to Licensor for use in enforcing, registering or protecting the Licensed Property in Australia or elsewhere.

(c) During the Term and for a period of three (3) years after termination of this Agreement, Licensor or an independent certified public accountant retained by Licensor may audit all statements of account, records and reports provided for in this Agreement, as often as but not more than once per Fiscal Year. Licensee shall make available to Licensor or said certified public accountant for the purposes of this paragraph any and all records reasonably necessary to the verification of such reports. Any error(s) discovered by such audit shall be corrected by Licensee within ten (10) business days after having been notified of such error. If such audit covers at least one quarter of a Fiscal Year and such audit reveals that Royalties due and payable in respect of such period exceed 103% of the Royalties actually paid by Licensee for such period, then Licensee shall, upon written notice from Licensor, pay the full cost of the audit.

5.4 Representations, Warranties and Duties of Licensee. Licensee represents and warrants to Licensor and agrees that:

(a) Licensee shall use its best efforts on a continuous basis during the Term to promote the Products and the Services in the Territory; to exercise all reasonable care and skill in the performance of such duties; to review and progressively improve its Gross Sales in the Territory; and to observe, protect and enhance the distinctive KMART image as communicated by Licensor.

(b) Other than the Stores provided for herein, Licensee and its Affiliated Companies shall not operate during the Term or any Renewal Term discount stores within the Territory which utilize the Licensed Property or employ similar operating principles.

(c) The license granted herein is subject to, and Licensee represents and warrants that all Services furnished by it and all Products and Materials bearing the Licensed Property shall be of a nature and quality which are consistent with the high standards of quality and excellence established by Licensor over the years in the U.S.A. with respect to the Licensed Property and with respect to operation of Licensor’s Stores in the U.S.A. Licensee shall fully comply with any and all quality standards that Licensor may set forth from time to time with respect to the Licensed Property and the Products and Materials and Services bearing the Licensed Property.

(d) Licensee shall be completely responsible for the payment of all monies which may be due at any time to its own employees, contractors, vendors, agents and representatives, and for all other claims made by such parties. Licensor shall not for any reason be liable in any way for Licensee’s termination of employment or other relationships with such parties or other legal entities, nor for any goods or services furnished to Licensee.

(e) Except with respect to the Marks, which shall be the responsibility of Licensor, Licensee shall, at its own expense, secure any and all approvals, licenses, registrations and/or permits required under the laws or regulations of any governmental or similar entity having jurisdiction over Licensee or the Stores, or over the shipment, export, import, sale or other distribution of products or provision of services within Australia as these relate to operation of the Stores, including, without limitation, compliance with all export and import control regulations and relevant consumer product and health and safety laws. Nothing in this Agreement shall be construed to require Licensor or Licensee to perform any act in violation of such laws.

(f) Licensee shall, during the Term, any Renewal Term and for one (1) year following termination of this Agreement, ensure the adequate provision of after-sales service and spare parts to consumers in the Territory.

(g) Licensee agrees and acknowledges that in the Territory and throughout all the world all right, title, interest and ownership in and to the Licensed Property, and present and future registrations thereof, as trademarks, service marks, trade names, trade dress, copyright, industrial models and designs, and the like, are and shall remain in Licensor. Licensee agrees to render all reasonable assistance respecting use of the Licensed Property by Licensee in maintenance of these rights. Further, Licensee agrees and acknowledges that the goodwill associated with use of the Licensed Property by Licensee has inured and shall continue forever to inure to the benefit of Licensor. Upon termination of this Agreement all rights in and to the Licensed Property, including all right to the use thereof, shall thereupon revert back to Licensor and Licensor shall thereafter enjoy those rights as if this Agreement had never been executed. If, by operation of law or otherwise, any goodwill associated with use of the Licensed Property by Licensee shall be deemed to accrue or have accrued to Licensee, Licensee unconditionally agrees to immediately and irrevocably assign such goodwill to Licensor. The goodwill referred to herein is the goodwill inherent in or associated with the Licensed Property and not the goodwill inherent in or associated with any other assets of Licensee.

(h) Licensee agrees that it shall not sell, distribute or otherwise make available or permit any use of the Licensed Property on or in connection with Products, Materials or Services, outside of the Stores (except in connection with advertising or promoting the Services or Products within the Territory), whether inside or outside the Territory, and that it shall cooperate with Licensor in preventing all such sales and distribution by others. Notwithstanding the foregoing, Licensee, before permitting any vendor to sell off or otherwise dispose of surplus, defective or returned Products to parties other than Licensee, Licensee shall require the vendor to remove all of the Licensed Property from such Products.

(i) Licensee shall not attack or impair or put at issue Licensor’s rights in the Licensed Property, or any of Licensor’s applications or registrations therefor, nor assist anyone else in doing so. Except as licensed hereunder, Licensee shall not use or apply to register the Licensed Property or any identical or deceptively or confusingly similar service marks, trademarks, trade names, trade dress, copyrights, industrial models or designs, or any derivations thereof, during the Term, any Renewal Term and forever hereafter. Further, Licensee shall not use the Licensed Property in any manner likely to jeopardize the exclusiveness or distinctiveness of the Licensed Property or Licensor’s proprietorship thereof.

5.5 Representations, Warranties and Duties of Licensor. Licensor represents and warrants to Licensee and agrees that:

(a) Licensor has the right to enter into this Agreement and to grant the licenses contained herein.

(b) There are and will be no outstanding assignments, grants, licenses, encumbrances, obligations or agreements inconsistent with this Agreement.

(c) Licensor does not in any way make any representation or give any warranty as to the validity of the Licensed Property, any application or registration thereof under the relevant laws of the Territory or as to any commercial benefit of this Agreement to the Licensee. Notwithstanding the foregoing, Licensor shall obtain and maintain appropriate registrations for the Marks as may be reasonably necessary to Licensee’s use and enjoyment of the rights granted herein. Further, Licensor shall take such action as is reasonably necessary to preserve and protect Licensee’s rights regarding use of the Licensed Property hereunder from infringement in the Territory by third parties, subject to the provisions of Article 5.6 below.

5.6 Protection of Rights.

(a) In the ordinary course of business, Licensee or its counsel shall review periodically the use and/or registration by others of any trademark, service mark, trade name, trade dress, industrial model or design or copyright in the Territory which is identical or deceptively similar to the Licensed Property or any aspect thereof. Licensee agrees to inform Licensor promptly of any possible infringement, or of any passing off or unfair competition affecting said Licensed Property which comes to the attention of Licensee. Further, Licensee agrees to fully cooperate and assist Licensor in the protection and defense of any Licensor’s rights in the Licensed Property, in the filing and prosecution of any trademark, trade dress, service mark, trade name, copyright or industrial model or design application, registration, renewal and the like, in the recording of this Agreement or any other relevant agreements, including, without limitation, registered user agreements, and in the doing of any other act with respect to the Licensed Property, including the prevention of the use thereof by any unauthorized person, that in the sole discretion and judgment of Licensor may be necessary or desirable.

(b) Licensor shall have the sole right to determine whether or not any action shall be taken on account of any infringement, passing off or unfair competition activities or other enforcement of Licensor’s rights in the Licensed Property. If Licensor so desires it may prosecute any actions, claims, lawsuits or proceedings in its own name or join Licensee as a party thereto, all at Licensor’s expense. Licensor shall be entitled to recover any and all sums of money awarded and materials delivered up as a result of such actions, claims, lawsuits or proceedings.

(c) Licensee shall not institute any lawsuit or take any action on account of any actual or alleged infringement, passing off or unfair competition, relating to the Licensed Property. Licensee shall not have any right or claim against Licensor for Licensor’s failure to enforce its rights in the Licensed Property or to prosecute any alleged infringement, passing off or unfair competition by others in relation to the Licensed Property, so long as Licensor’s failure to act is informed by objective advice (a copy of which shall be furnished to Licensee) from Australian counsel knowledgeable and experienced in intellectual property law that such action is not warranted or of no avail.

5.7 Indemnification. Licensee agrees to defend, indemnify and hold harmless Licensor and its affiliates and their respective directors, officers, employees, representatives and agents, at Licensee’s expense, for and from any and all actions, claims, proceedings or lawsuits arising from or related in any way to Licensee’s operation of the Stores. This indemnification shall include, without limitation, claims of premises or product liability and claims of patent, copyright, trade name, trademark, trade dress, service mark or industrial model or design infringement, negligence, defamation, misrepresentation, unfair competition, trade secret misappropriation and failure to pay withholding tax, which are not directly premised upon on the Licensed Property. Licensor agrees to give Licensee timely notice of such actions, claims, proceedings or lawsuits and Licensee has the right and obligation, at its sole expense, to defend the same and shall be solely responsible for satisfying any monetary judgments awarded or any settlements entered into as a result of such actions, claims, proceedings or lawsuits. Licensor may at its sole election participate in any such defense at its own expense. In any event, Licensee agrees to keep Licensor fully informed regarding all actions, claims, proceedings or lawsuits which affect or involve Licensor.

5.8 Term and Termination.

(a) Unless this Agreement is otherwise terminated by Licensor as provided herein, and provided Licensee is in compliance with its obligations hereunder, Licensee may extend the initial Term of this Agreement for a first “Renewal Term” by giving Licensor written notice between February 1, 2017 and July 1, 2017. The first Renewal Term, if so exercised, shall commence on August 1, 2018 and continue until July 31, 2023, unless earlier terminated. Subject to the same conditions, Licensee may exercise and enjoy subsequent Renewal Terms singly and in sequence, with written notice to be furnished to Licensor between February 1 and July 1 of the fourth year of the current Renewal Term for the next subsequent Renewal Term. For purposes of renewal under this Article 5.8 (a) only, Licensee shall be deemed in compliance with its obligations hereunder if, at the time of giving notice of renewal, (i) there is no pending notice of termination from Licensor under Article 5.8 (c), or (ii) there is such a notice of termination pending but Licensee cures the applicable breach or breaches within the time period prescribed in Article 5.8 (c).

(b) Without prejudice to any other rights Licensor may have, Licensor may terminate this Agreement for any one or more of the reasons set forth in (i) through (iv) below by written notice to Licensee in accordance with (c) or (d) below, as the case may be:

(i) if Licensee shall fail to make any payments due or to deliver any reports as required hereunder or otherwise materially breaches in any manner the terms of this Agreement;

(ii) if Licensee shall be unable to pay its obligations when due, or shall make any assignment for the benefit of creditors, or shall file, or have filed against it, any petition for protection or relief from creditors or any petition in bankruptcy, or be adjudicated bankrupt or insolvent, or if any receiver is appointed for its business or property, or if any trustee in bankruptcy or insolvency shall be appointed for Licensee;

(iii) if Licensee shall fail in any material respect to follow Licensor’s instructions regarding the nature and quality of the Products, Services or Materials and/or appropriate use of the Licensed Property;

(iv) if Licensee shall cease to carry on and diligently pursue its day to day business activities of operating Stores utilizing the Licensed Property.

(c) In the event of breach by Licensee of any provision of this Agreement as provided in (b)(i), (b) (iii) or (b)(iv) above, Licensor shall give Licensee notice in writing to cure the breach within thirty (30) days or such longer period as may be agreed upon by the parties and if the breach is not cured within such period, Licensor shall be entitled to exercise any remedies it may have hereunder, including, without limitation, its right to terminate this Agreement effective upon expiration of the notice period, provided that if such breach is capable of being cured but incapable, by reason of its nature, of being cured within the period described above, Licensor shall delay taking action so long as Licensee shall have begun in good faith to cure such breach within such period and thereafter proceeds diligently to complete the cure of the breach and such breach is cured within a reasonable period thereafter, but in no event shall the period be longer than 180 days from first notice of the relevant breach.

(d) In the event of the occurrence of any event described in (b)(ii) above, Licensor may terminate this Agreement effective upon expiration of the notice period; provided, however, that Licensee may avoid such termination if any adverse filing described in (b)(ii) is dismissed or reversed within the notice period and Licensee provides satisfactory evidence of same to Licensor within such time period.

(e) This Agreement shall automatically terminate on July 31, 2018 unless it has been renewed for a first Renewal Term as set forth in Article 5.8.

(f) This Agreement may be terminated at any time by mutual written agreement of the parties.

(g) Termination of this Agreement for any reason shall not affect obligations which (i) have accrued as of the date of termination, (ii) arise out of occurrences prior to the termination date or (iii) become effective upon termination, including, but not limited to, (A) the payment of any Royalties which have accrued as of the termination date, (B) the prohibitions on the disclosure of Confidential Information set forth in Article IV hereof, (C) the representations, warranties and obligations of Licensee set forth in Article V hereof, (D) the indemnification obligations of Licensee set forth in Article 5.7 hereof, and (E) the obligations set forth in (h) below relating to the discontinuance of the use of the Licensed Property upon termination of this Agreement.

(h) Upon termination of this Agreement, the parties shall mutually cooperate to effect an orderly termination of their relationship as licensor and licensee and Licensee shall immediately:

(i) Cease using the Licensed Property in any manner and for any purpose and take all steps necessary to delete any and all references to any Licensed Property from its registered or unregistered trademarks, service marks and trade names and to take all actions necessary to change its business name to delete any reference to any Names therein;

(ii) Destroy or obliterate all Products (including packaging and labels) and Materials and furnish sworn affidavits attesting thereto as requested by Licensor;

(iii) Cease holding itself out as a licensee of Licensor or as an entity otherwise authorized or permitted to use the Licensed Property;

(iv) Cooperate with Licensor in obtaining the cancellation of any registration of this Agreement and amendment or cancellation of registered user agreements and business or trade name registrations. Licensee hereby irrevocably appoints and authorizes Licensor as its attorney, with power to appoint and authorize substitute power of attorney, to affect such amendments or cancellations.

(i) Should Licensee fail to cease using any Licensed Property upon termination of this Agreement, or in any other manner fail to comply with (h)(i)-(iv) above, Licensee agrees and hereby specifically consents to each and all of the following remedies, which shall be cumulative and not mutually exclusive:

(i) Licensor may obtain a decree of any court of competent jurisdiction ordering Licensee to immediately cease the use of the Licensed Property and to otherwise comply with (h)(i)-(iv) above, to amend or cancel any registration of this Agreement and any registered user agreements and to amend any business or trade name registrations and to change its business name accordingly. Licensee’s consent to this remedy is based upon express recognition by Licensee that Licensor would otherwise suffer irreparable harm and that monetary damages would therefore be an inadequate remedy for Licensor;

(ii) Licensor shall have the right to collect actual damages and loss of income suffered by Licensor by reason of Licensee’s failure to comply with (h)(i)-(iv) above, but, cumulatively and in the alternative, and considering that it may be difficult to determine actual damages and loss of income, the Licensee shall pay to Licensor as liquidated damages (an not as a penalty) three percent (3%) of the Gross Sales of Licensee, all Affiliated Companies of Licensee and all subtenants and licensees of the Stores during any period that Licensee fails to comply with any or each of the requirements of (h)(i)-(iv) above;

(iii) Licensor may file an administrative action asking the appropriate governmental agency to impound any infringing Products or Materials and to close the Stores;

(iv) The filing of a criminal infringement action; and/or

(v) Licensor shall be entitled to any other relief which may be deemed proper, whether at law or equity.

(j) The 1978 Agreement and the Supplemental Agreements, being superseded by this Agreement, are hereby terminated as of the Effective Date hereof.

(k) Notwithstanding the foregoing, upon termination or expiration of this Agreement for any reason other than pursuant to Article 5.8(b),

Licensee shall have, for a period of 180 days thereafter, the right to sell, on a nonexclusive basis, all of the unsold Products which were on hand prior to such termination or expiration; provided, however, Licensee shall, prior to disposing of such unsold Products, give Licensor an itemized and sworn statement of all such unsold Products. Royalties shall accrue at the then current rate, without maximum or minimum limits on the Royalties, and be paid by Licensee within thirty (30) days of the end of such 180 day period. All dispositions of inventory pursuant to this paragraph shall strictly comply with all provisions of this Agreement.

5.9 Choice of Law and Forum; Choice of Language.

(a) This Agreement shall be governed and construed under the laws of Victoria, Australia and for any controversy, the parties expressly submit to the non-exclusive jurisdiction of the courts of Victoria. Licensee also submits to the jurisdiction of any public tribunal in Victoria with authority to hear and decide summary proceedings in relation to Licensor’s summary enforcement of this Agreement.

(b) The American spellings of words used in this Agreement and their customary and usual meanings in the U.S.A. shall control the rights, obligations and relationship of the parties, and the construction and interpretation of this Agreement, and shall also be the controlling language for all future communications between the parties concerning this Agreement and the subject matter hereof.

5.10 Notices.

(a) Any notice or request with respect to this Agreement shall be made personally, by registered mail, by airborne express courier, or by confirmed telefax or telex and shall be directed by each party to the other at its respective address as follows:

if to Licensee, to:

Kmart Australia Limited

800 Toorak Road

Tooronga, Victoria

Australia 3146

Attention: Company Secretary

and if to Licensor, to:

Kmart Corporation

3100 West Big Beaver Road

Troy, Michigan 48084-3163

U.S.A.

Attention: General Counsel

with a copy to:

Kmart Properties, Inc.

3250 West Big Beaver Road

Suite 226

Troy, Michigan 48084-2902

U.S.A.

Attention: Intellectual Property Counsel

(b) Any notice or request shall be deemed to be given when actually received. Either party, by written notice to the other party, may change the address to which notices or requests shall be directed.

5.11 No Implied Warranties; Limitation on Liability. Neither Licensor nor its employees or representatives shall be liable to Licensee or to any other party for direct or indirect damages, losses, injuries or expenses, including foreseeable and unforeseeable damages, resulting from or arising out of the use or application of the Licensed Property, regardless of negligence or other fault on the part of Licensor, its employees or representatives. Neither party makes any representation or warranty to the other except as specifically set forth herein. Nothing in this provision is intended to diminish the rights of either party with respect to any breach of this Agreement by the other party.

5.12 Further Documents. Each party shall, upon request, make, execute and deliver such documents as shall be reasonably necessary to take such action as may be reasonably requested to fully implement and carry out the purposes of this Agreement. This Agreement may be executed in counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

5.13 Binding Effect. All covenants, agreements, representations, warranties and indemnifications in this Agreement by and behalf of either of the parties shall bind and inure to the benefit of the successors and permitted assigns of Licensor and Licensee (if any). Upon termination of this Agreement, all obligations and covenants of Licensee under this Agreement shall survive and be enforceable.

5.14 No Partnership, No Joint Venture. This Agreement shall not be construed as creating a joint venture, partnership or agency between Licensor and Licensee.

5.15 Assignment; Sublicensing.

(a) Licensee may assign this Agreement as a whole to any purchaser of more than 50% of the outstanding shares or of substantially all of the assets of Licensee, provided Licensee gives timely notice to Licensor and the assignee assumes Licensee’s obligations hereunder.

(b) Licensor may assign this Agreement and/or Licensor’s rights or obligations hereunder, provided Licensor gives timely notice to Licensee and if assigned, the assignee assumes Licensor’s obligations hereunder.

(c) Except as provided in (a) above and (d) below, the licenses granted herein are personal to Licensee and neither this Agreement nor any rights granted hereunder may be assigned, sublicensed, mortgaged or pledged by Licensee without the prior written consent of an authorized officer of Licensor, which consent may be withheld at Licensor’s sole discretion. Any such attempt to assign, sublicense, mortgage or pledge by Licensee without the prior written consent of an authorized officer of Licensor shall be null and void ab initio.

(d) The rights of Licensee under this Agreement to use the Licensed Property may be sublicensed, in whole or in part, only to Affiliated Companies of Licensee and only upon the prior receipt by Licensor of a executed license agreement as provided below. All of such sublicensees shall execute a license agreement with Licensor in a form approved by Licensor which shall be in substantially the same form of this Agreement prior to commencing use of the Licensed Property. Any uses of the Licensed Property by an Affiliated Company without prior execution of such a license agreement shall constitute a breach of this Agreement and Licensor shall be entitled to pursue its remedies as against Licensee as this Agreement provides, or as against the Affiliated Company, or both. Any such unauthorized use of the Licensed Property by an Affiliated Company shall be subject to immediate termination by Licensor. Any license agreement executed by such an Affiliated Company shall automatically terminate coterminous with this Agreement, irrespective of the reason for such termination, or immediately upon the sublicensee ceasing to be one of Licensee’s Affiliated Companies, whichever is earlier. Licensee hereby agrees to cause each Affiliated Company to which rights hereunder are sublicensed to comply with the terms and conditions of this Agreement, including, without limitation, the provisions of Articles 2, 4 and 5 hereof and Licensee shall be jointly and severally liable with each sublicensee. Neither this Agreement nor any rights granted hereunder may be sublicensed or mortgaged or pledged by Licensee to any party other than an Affiliated Company without the prior written consent of an authorized officer of Licensor, which consent may be withheld at Licensor’s sole discretion, nor by an Affiliated Company at all.

5.16 Waiver. Silence, acquiescence or inaction shall not be deemed a waiver of any right. A waiver shall only be effective if it is in writing, signed by the party to be charged. Any such waiver shall not be construed as a continuing waiver or as a waiver of any other breach of a same or similar nature.

5.17 Severability. In the event that any part or portion of this Agreement shall be deemed to be invalid or illegal, then such invalid or illegal portion shall, so far as possible, not affect the validity or legality of the remainder of this Agreement. Further, the parties agree that they shall attempt to arrive at a modification of any illegal or invalid part so as to render the same legal and valid and within the keeping of the original tenor and spirit of the Agreement.

5.18 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to use and licensing of the Licensed Property, and supersedes all prior negotiations, understandings and agreements, if any, between the parties, whether oral or written, including, without limitation, the 1978 Agreement and the Supplemental Agreements. Except as otherwise provided in Articles I and II, this Agreement may only be amended or modified by written instrument signed by authorized officers of the parties. Because both parties are sophisticated and knowledgeable business enterprises with ready access to legal counsel, the principle of construing an ambiguous provision or provisions against the drafter shall be disregarded when construing this Agreement.

5.19 Titles and Headings. Titles and headings herein are for convenience only and are not part of this Agreement.

5.20 Tax on Agreement. Any stamp duty or stamp tax imposed on this Agreement or registered user agreements and the making of any related declarations shall be the sole responsibility of and shall be paid by or on account of Licensee.

5.21 Confidential Agreement. The terms of this Agreement are confidential and shall not be disclosed except for the purpose of enforcement or registration or recording or as may required by law.

5.22 Time of the Essence; Force Majeure. Time is of the essence in performance of this Agreement, except that when a party is obligated under this Agreement to do any act or thing by a certain time or date, the party is to be temporarily excused on the terms set out in this clause from complying with such obligation when it is not practicable to do so by reason of act of God, war, industrial dispute, government restraint or any other such event which is not within the control of the party (“Force Majeure”). In that event, the party must perform their obligation as soon as reasonably practical. Full particulars must be given to the other party of the facts and circumstances of the Force Majeure within three (3) business days and the party claiming the existence of the Force Majeure must demonstrate that it is taking all reasonably available measures to mitigate the events complained of. In the event that foreign exchange controls restrict payments hereunder, Licensor shall have the immediate right to direct Licensee to make such payments to Licensor’s bankers in Australia in Australian Dollars. Licensee shall pay the money as directed within two (2) business days.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

KMART CORPORATION

By:	/s/ ANP
Title:	Executive Vice President and General Counsel

The Common Seal of Kmart Corporation was affixed hereto by authority of the Board of Directors in the presence of:

/s/ Nancie W. LaDuke
Secretary

KMART AUSTRALIA LIMITED ACN 004 700 485

By:	/s/ Peter L. Calder
Title:	DIRECTOR

The Common Seal of Kmart Australia Limited ACN 004 700 485 was affixed hereto by authority of the Board of Directors in the presence of:

/s/ Keith L. Irvine
Secretary

Acknowledged and agreed to by COLES MYER LIMITED ACN 004 089 936 this 4th day of November, 1994

By:	/s/ John L. Barner
Title:	DIRECTOR

The common Seal of Coles Myer Limited ACN 004 089 936 was hereunto affixed by order of the Directors.

/s/ Keith L. Irvine
Secretary

EXHIBIT “A”

Attached – a summary list of the licensed Marks and the applications and registrations therefor in Australia, including specifications of the licensed Products and Services.

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia

ALL-PRO		3785-30278 /AU		12	362422	B362422	Registered	07/06/2002
					07/06/81	07/06/81

	Goods:	Bicycles and equipment and accessories in this class for bicycles

ALL-PRO		3785-30279 /AU		25	346173	B346173	Registered	05/15/2001
					05/15/80	05/15/80

	Goods:	Footwear including sporting footwear and all other goods in this class

ALL-PRO		3785-30280 / AU		28	331313	B331313	Registered	04/10/2000
					04/10/79	04/10/79

	Goods:	Equipment and accessories in this class for cricket, football, golf, gymnasium, squash, tennis, baseball, badminton, soccer, table tennis, and rifle sports; exercise bikes and fitness cycles, roller skates

ASHLEY TAYLOR		3785-30281 / AU		25		B498369	Registered	10/27/1995
					10/27/88	10/27/88

	Goods:	Clothing, including ladies lingerie, sleepwear and underwear

CHALLENGER		3785-30282 / AU		25	329469	A329469	Registered	02/28/2000
					02/28/79	02/28/79

	Goods:	Clothing including boots, shoes and slippers

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No	. Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

ENVOY		3785-30283 / AU		25	392395	A392395	Registered	06/07/2004
					06/07/83	06/07/83

	Goods:	Clothing including boots; shoes and slippers

FOCAL		3785-30285 / AU		09		A261204	Registered	08/16/2007
					08/16/72	08/16/72

	Goods:	All goods in Class 9 excluding loudspeakers and parts and accessories therefor

FOCAL		3785-30286 / AU		20	334637	A334637	Registered	08/27/2000
					08/27/79	06/27/79

	Goods:	Frames for pictures, photographs

FOCAL		3785-30284 / AU		01		A259116	Registered	06/05/2007
					06/05/72	06/05/72

	Goods:	Sensitised photographic film and all other photographic goods in class 1

ISLANDER & Wave Device		3785-30287 / AU		25		A436985	Registered	11/26/2006
					11/26/85	11/26/85

	Goods:	All clothing, footwear and headgear in this class

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

K CARE; car in a Triangle dev.		3785-30289 / AU		12		B436431	Registered	11/18/2006
					11/18/85	11/18/85

	Goods:	Motor vehicles; apparatus for locomotion by land

K CARE; car in a Triangle dev.		3785-30290 / AU		42		B436432	Registered	11/18/2006
					11/18/85	11/18/85

	Goods:	Retailing of automotive products and accessories; department stores and supermarkets providing the foregoing services

K CARE; car in a Triangle dev.		3785-30288 / AU		37	369674	B369674	Registered	12/22/2002
					12/22/81	12/22/81

	Goods:	Repair, maintenance, cleaning and tuning services relating to vehicles

K GREEN in Circle Device		3785-30297 / AU		4		B519101	Registered	09/14/1996
					09/14/89	09/14/89

	Goods:	Industrial oils and greases; lubricants, dust absorbing, wetting and binding compositions; fuels (including motor spirit) and illuminants; candles, wicks

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

K GREEN in Circle Device		3785-30296 / AU		3		B519100	Registered	09/14/1996
					09/14/89	09/14/89

	Goods:	Bleaching, preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps, perfumery, essential oils, cosmetics, hair lotions, dentrifrices

K GREEN in Circle Device		3785-30291 / AU		1		B519098	Registered	09/14/1996
					09/14/89	09/14/89

	Goods:	Chemicals used in industry, science and photography, as well as in agriculture, horticulture and forestry, unprocess artificial resins unprocessed plastics, manures, fire extinguishing compositions, tempering and soldering preparations; chemical substances for preserving foodstuffs, tanning substances, adhesives used in industry.

K GREEN in Circle Device		3785-30292 / AU		16		B519103	Registered	09/14/1996
					09/14/89	09/14/89

	Goods:	Paper, cardboard and goods made from these materials, not included in other classes; printed matter, bookbinding material photographs, stationery; adhesives for stationery or household purposes; artist’s materials; paint brushes, typewriters and office requisites (except furniture); Instructional and teaching material (except apparatus); plastic materials for packaging (not included in other classes); playing cards; printers’ type; printing blocks;

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

K GREEN in Circle Device		3785-30293 / AU		24		B519104	Registered	09/14/1996
					09/14/89	09/14/89

	Goods:	Textile and textile goods, not Included in other classes; bed and table covers;

K GREEN in Circle Device		3785-30294 / AU		2		B519099	Registered	09/14/1996
					09/14/89	09/14/89

	Goods:	Paints, varnishes lacquers; preservatives against rust and against deterioration of wood; colourants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists;

K GREEN in Circle Device		3785-30295 / AU		25		B519105	Registered	09/14/1996
					09/14/89	09/14/89

	Goods:	Clothing, footwear, headgear

K GREEN in Circle Device		3785-30298 / AU		5		B519102	Registered	09/14/1996
					09/14/89	09/14/89

	Goods:	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

K GREEN Logo		3785-30304 / AU		3		B523050	Registered	09/14/1996
					09/14/89	09/14/89

	Goods:	Bleaching preparations and other substances for laundry uses; cleaning, polishing, scouring and abrasive preparations; soaps perfumery, essential oils, cosmetics, hair lotions; dentifrices;

K GREEN Logo		3785-30305 / AU		4		B523051	Registered	09/14/1996
					09/14/89	09/14/89

	Goods:	Industrial oils and greases; lubricants; dust absorbing, wetting and binding compositions; fuels (including motor spirit) and illuminants; candles, wicks

K GREEN Logo		3785-30303 / AU		25		B523055	Registered	09/14/1996
					09/14/89	09/14/89

	Goods:	Clothing, footwear, headgear

K GREEN Logo		3785-30302 / AU		24		B523054	Registered	09/14/1996
					09/14/89	09/14/89

	Goods:	Textiles and textile goods, not included in other classes, bed and table covers.

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

K GREEN Logo		3785-30301 / AU		2		B523049	Registered	09/14/1996
					09/14/89	09/14/89

	Goods:	Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colourants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists;

K GREEN Logo		3785-30300 / AU		16		B523053	Registered	09/14/1996
					09/14/89	09/14/89

	Goods:	Paper, cardboard and goods made from these materials, not included in other classes; printed matter; bookbinding material; photographs stationery; adhesives for stationery or household purposes; artists’ materials; paint brushes; typewriters and office requisites (except furniture); instructional and teaching material (except apparatus); plastic materials for packaging (not Included in other classes); playing cards; printers; type; printing blocks

K GREEN Logo		3785-30299 / AU		1		B523048	Registered	09/14/1996
					09/14/89	09/14/89

	Goods:	Chemicals used in industry, science and photography, as well as in agriculture, horticulture and forestry; unprocessed artificial resins unprocessed plastics; manures; fire extinguishing compositions; tempering and soldering preparations; chemical substances for preserving foodstuffs; tanning substances; adhesives used in Industry

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

K GREEN Logo		3785-30306 / AU		5		B523052	Registered	09/14/1996
					09/14/89	09/14/89

	Goods:	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides;

K mart (interlocking)		3785-30357 / AU		17	324903	A324903	Registered	12/08/1999
					12/08/78	12/08/78

	Goods:	Rubber, gutta-percha, gum, asbestos, mica and goods made from these materials and not included in other classes; plastics in extruded form for use in manufacture; packing, stopping and insulating materials; flexible pipes, not of metal

K mart (interlocking)		3785-30354 / AU		14	324900	A324900	Registered	12/08/1999
					12/08/78	12/08/78

	Goods:	Precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewelry, precious stones; horological and chronometric instruments;

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

K mart (interlocking)		3785-30356 / AU		16	324902	A324902	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Paper, cardboard and goods made from these materials, not included in other classes; printed matter; bookbinding material; photographs; stationery; adhesives for stationery or household purposes; artists’ materials; paint brushes; typewriters and office requisites (except furniture); Instructional and teaching material (except apparatus); plastic materials for packaging (not included in other classes); playing cards; printers’ type; printing blocks

K mart (interlocking)		3785-30359 / AU		19	324905	A324905	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Building materials (non-metallic); non-metallic rigid pipes for building; asphalt, pitch and bitumen; non-metallic transportable buildings; monuments, not of metal

K mart (interlocking)		3785-30355 / AU		15	324901	A324901	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Musical Instruments

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

K mart (interlocking)		3785-30353 / AU		13	324899	A324899	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Firearms’, ammunition and projectiles; explosives; fireworks

K mart (interlocking)		3785-30352 / AU		11	324897	A324897	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Apparatus for lighting, heating, steam generating, cooking, refrigerating, drying, ventilating, water supply and sanitary purposes

K mart (interlocking)		3785-30350 / AU		1	324887	A324887	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Chemicals used in industry, science and photography, as well as in agriculture, horticulture and forestry; unprocessed artificial resins unprocessed plastics; manures, fire extinguishing compositions; tempering and soldering preparations; chemical substances for preserving foodstuffs; tanning substances; adhesives used in industry

K mart (interlocking)		3785-30361 / AU		20	324906	A324906	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Furniture, mirrors, picture frames; goods (not included in other classes) of wood, cork, reed, cane, wicker, horn, bone, ivory, whalebone, shell, amber, mother-of-pearl, meerschaum and substitutes for all these materials, or of plastics;

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

K mart (interlocking)		3785-30382 / AU		40	326508	A326508	Registered	02/01/2000
					02/01/79	02/01/79
	Goods:	Material treatment.

K mart (interlocking)		3785-30384 / AU		42	326510	A326510	Registered	02/01/2000
					02/01/79	02/01/79
	Goods:	Miscellaneous.

K mart (interlocking)		3785-30385 / AU		5	324891	A324891	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides

K mart (interlocking)		3785-30386 / AU		6	324892	A324892	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Common metals and their alloys; metal building materials; transportable buildings of metal; materials of metal for railway tracks; non-electric cables and wires of common metal; Ironmongery, small items of metal hardware; pipes and tubes of metal; safes; goods of common metal not included in other classes; ores.

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

K mart (interlocking)		3785-30360 / AU		2	324,888	A324888	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Paints, varnishes, icaquers, preservatives against rust and against deterioration of wood; colourants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists

K mart (interlocking)		3785-30351 / AU		10	324896	A324896	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Surgical, medical, dental and veterinary apparatus and instruments, artifical limbs, eyes and teeth; orthopedic articles, suture materials

K mart (interlocking)		3785-30358 / AU		18	324904	A324904	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Leather end imitations of leather, and goods made of these materials and not included in other classes; animal skins; hides; trunks and travelling bags; umbrellas, parasols and walking sticks; whips, harness and saddlery;

K mart (interlocking)		3785-30378 / AU		37	326505	A326505	Registered	02/01/2000
					02/01/79	02/01/79
	Goods:	Construction and repair

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

K mart (interlocking)		3785-30379 / AU		38	326506	A326506	Registered	02/01/2000
					02/01/79	02/01/79
	Goods:	Communication

K mart (interlocking)		3785-30380 / AU		39	326507	A326507	Registered	02/01/2000
					02/01/79	02/01/79
	Goods:	Transportation and storage.

K mart (interlocking)		3785-30381 / AU		4	324890	A324890	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Industrial oils and greases; lubricants; dust absorbing, wetting and binding compositions; fuels (including motor spirit) and Illuminants, candles, wicks.

K mart (interlocking)		3785-30377 / AU		36	326504	A326504	Registered	02/01/2000
					02/01/79	02/01/79
	Goods:	Insurance and financial

K mart (interlocking)		3785-30383 / AU		41	326509	A326509	Registered	02/01/2000
					02/01/79	02/01/79
	Goods:	Education and entertainment.

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

K mart (interlocking)		3785-30387 / AU		7	324893	A324893	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Machines and machine tools; motors (except for land vehicles); machine coupling and belting (except for land vehicles); agricultural implements; incubators for eggs.

K mart (interlocking)		3785-30388 / AU		9	324895	A324895	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

K mart (interlocking)		3785-30389 / AU		8	324894	A324894	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Hand tools and implements (hand operated); cutlery; side arms; razors.

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

K mart (interlocking)		3785-30390 / AU		12	324898	A324898	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Vehicles; apparatus for locomotion by land, air or water.

K mart (interlocking)		3785-30362 / AU		21	324907	A324907	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Household or kitchen utensils and containers (not of precious metal or coated therewith); combs and sponges; brushes (except paint brush) brush-making materials; articles for cleaning purposes; steelwool; unworked or semi-worked glass (except glass used In building); glassware, porcelain and earthenware not included in other classes.

K mart (interlocking)		3785-30363 / AU		22	324908	A324908	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Ropes, string, nets, tents, awnings, tarpaulins, sails, sacks and bags (not included in other classes); padding and stuffing materials (except of rubber or plastics); raw fibrous textile materials.

K mart (interlocking)		3785-30375 / AU		33	324919	A324919	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Alcoholic beverages (except beers).

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

K mart (interlocking)		3785-30374 / AU		32	324918	A324918	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

K mart (interlocking)		3785-30373 / AU		31	324917	A324917	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt.

K mart (interlocking)		3785-30372 / AU		30	324916	A324916	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard, vinegar, sauces (except salad dressings); spices; ice.

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

K mart (interlocking)		3785-30371 / AU		3	324889	A324889	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

K mart (interlocking)		3785-30370 / AU		29	324915	A324915	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies; jams; eggs, milk and milk products; edible oils and fats; salad dressings; preserves.

K mart (interlocking)		3785-30369 / AU		28	324914	A324914	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Games and playthings; gymnastic and sporting articles not included in other classes; decorations for Christmas trees.

K mart (interlocking)		3785-30368 / AU		27	324913	A324913	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Carpets, rugs, mats and matting, linoleum and other materials for covering existing floors; wall hangings (non-textile)

Kmart Corporation

Trademark Summary for Selected Country

Mark	Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

K mart (interlocking)	3785-30367 / AU		26	324912	A324912	Registered	12/08/1999
				12/08/78	12/08/78
Goods:	Lace and embroidery, ribbons and braid; buttons, hooks and eues, pins and needles; artificial flowers.

K mart (interlocking)	3785-30366 / AU		25	324911	A324911	Registered	12/08/1999
				12/08/78	12/08/78
Goods:	Clothing, footwear, headgear

K mart (interlocking)	3785-30365 / AU		24	324910	A324910	Registered	12/08/1999
				12/08/78	12/08/78
Goods:	Textiles and textile goods, not included in other classes; bed and table covers.

K mart (interlocking)	3785-30364 / AU		23	324909	A324909	Registered	12/08/1999
				12/08/78	12/08/78
Goods:	Yarns and threads, for textile use

K mart (interlocking)	3785-30376 / AU		34	324920	A324920	Registered	12/08/1999
				12/08/78	12/08/78
Goods:	Tobacco; smokers’ articles; matches.

Kmart Corporation

Trademark Summary for Selected Country

Mark	Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

K mart Quality Guaranteed	3785-30391 / AU		35	326503	A326503	Registered	02/01/2000
				02/01/79	02/01/79
Goods:	Advertising and business.

KMART	3785-30317 / AU		16	324868	B324868	Registered	12/08/1999
				12/08/78	12/08/78
Goods:	Paper, cardboard and goods made from these materials, not included in other classes; printed matter, bookbinding material; photographs stationery; adhesives for stationery or household purposes; artists’ materials; paint brushes; typewriters and office requisites (except furniture); instructional and teaching material (except apparatus); plastic materials for packaging (not included in other classes); playing cards; printers; type; printing blocks;

KMART	3785-30307 / AU		2		B324854	Registered	12/08/1999
				12/08/78	12/08/78
Goods:	Paints, varnishes, lacquers, preservatives against rust and against deterioration of wood; colourants; mordants; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists;

Kmart Corporation

Trademark Summary for Selected Country

Mark	Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

KMART	3785-30308 / AU		3	324855	B324855	Registered	12/08/1999
				12/08/78	12/08/78
Goods:	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps perfumery, essential oils, cosmetics, hair lotions, dentifrices

KMART	3785-30309 / AU		4	324856	B324856	Registered	12/08/1999
				12/08/78	12/08/78
Goods:	Industrial oils and greases; lubricants; dust absorbing, wetting and binding compositions; fuels (including motor spirit) and illuminants, candles, wicks

KMART	3785-30310 / AU		1		B324853	Registered	12/08/1999
				12/08/78	12/08/78
Goods:	Chemicals used in industry, science and photography, as well as in agriculture, horticulture and forestry; unprocessed artificial resins unprocessed plastics, manures, fire extinguishing compositions; tempering and soldering preparations; chemical substances for preserving foodstuffs; tanning substances, adhesives used in industry

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

KMART		3785-30311 / AU		10	324862	B324862	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Surgical, medical, dental and veterinary apparatus and instruments, artificial limbs, eyes, teeth; orthopedic articles, suture materials

KMART		3785-30312 / AU		11	324863	B324863	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Apparatus for lighting, heating, steam generating, cooking, refrigerating, drying, ventilating water supply and sanitary purposes

KMART		3785-30313 / AU		12	324864	B324864	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Vehicles, apparatus for locomotion by land, air or water

KMART		3785-30314 / AU		13	324865	B324865	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Firearms, ammunition and projectiles, explosives, fireworks

KMART		3785-30315 / AU		14	324866	B324866	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewelry, precious stones, horological and chronometric instruments

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

KMART		3785-30316 / AU		15	324867	B324867	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Musical Instruments

KMART		3785-30339 / AU		38	326498	B326498	Registered	02/01/2000
					02/01/79	02/01/79
	Goods:	Communication

KMART		3785-30340 / AU		39	326499	B326499	Registered	02/01/2000
					02/01/79	02/01/79
	Goods:	Transportation and storage

KMART		3785-30349 / AU		9	324861	B324861	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighting, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus;

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

KMART		3785-30348 / AU		8	324860	B324860	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Hand tools and implements (hand operated); cutlery; side arms; razors

KMART		3785-30347 / AU		7	324859	B324859	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Machines and machine tools; motors (except for land vehicles); machine coupling and belting (except for land vehicles); agricultural implements; incubators for eggs;

KMART		3785-30346 / AU		6	324858	B324858	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Common metals and their alloys; metal building materials; transportable buildings of metal; materials of metal for railway tracks; non-electric cables and wires of common metal; ironmongery, small items of metal hardware; pipes and tubes of metal; safes; goods of common metal not included in other classes; ores

KMART		3785-30345 / AU		5	324857	B324857	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Pharmaceutical, veterinary and samitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental was; disinfectants; preparations for destroying vermin; fungicides, herbicides

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

KMART		3785-30344 / AU		42	326502	B326502	Registered	02/01/2000
					02/01/79	02/01/79
	Goods:	Miscellaneous

KMART		3785-30343 / AU		42	427544	A427544	Registered	05/28/2006
					05/28/85	05/28/85
	Goods:	Self-service discount department stores and supermarkets and other services in this class offered by or in self-service discount department stores and supermarkets including beauty salons, cafes, canteens, cafeterias, locksmithing and key replacement, plant nurseries and photographic services.

KMART		3785-30337 / AU		36	326496	B326496	Registered	02/01/2000
					02/01/79	02/01/79
	Goods:	Insurance and financial

KMART		3785-30341 / AU		40	326500	B326500	Registered	02/01/2000
					02/01/79	02/01/79
	Goods:	Material treatment

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

KMART		3785-30334 / AU		33	324885	B324885	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Alcohol beverages (except beers)

KMART		3785-30321 / AU		20	324872	B324872	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Furniture mirrors, picture frames; goods (not included in other classes) of wood, cork, reed, cane, wicker, horn, bone, ivory, whalebone, shell, amber, mother-of-pearl, meerschaum and substitutes for all these materials, or of plastics;

KMART		3785-30342 / AU		41	326501	B326501	Registered	02/01/2000
					02/01/79	02/01/79
	Goods:	Education and entertainment

KMART		3785-30320 / AU		19	324871	B324871	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Building materials (non-metallic); non-metallic rigid pipes for building; asphalt, pitch and bitume; non-metallic transportable buildings; monuments, not of metal

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

KMART		3785-30318 / AU		17	324869	B324869	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Rubber, gutta-percha, gum asbestos, mica and goods made from these materials and not included in other classes; plastics in extruded form for use in manufacture; packing, stopping and insulating materials; flexible pipes, not of metal

KMART		3785-30338 / AU		37	326497	B326497	Registered	02/01/2000
					02/01/79	02/01/79
	Goods:	Construction and repair

KMART		3785-30336 / AU		35	326495	B326495	Registered	02/01/2000
					02/01/79	02/01/79
	Goods:	Advertising and business

KMART		3785-30335 / AU		34	324886	B324886	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Tobacco; smokers’ articles: matches

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

KMART		3785-30333 / AU		32	324884	B324884	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Beers, mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit Juices; syrups and other preparations for making beverages

KMART		3785-30322 / AU		21	324873	B324873	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Household or kitchen utensils and containers (not of precious metal or coated therewith); combs and sponges; brushes (except paint brushes) brush-making materials; articles for cleaning purposes; steelwool; unworked or semi-worked glass (except glass used in building); glassware, porcelain and earthenware not included in other classes

KMART		3785-30323 / AU		22	324874	B324874	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Ropes, string, nets, tents, awnings, tarpaulins, sails, sacks and bags (not included in other classes); padding and stuffing materials (except of rubber or plastics); raw fibrous textile materials

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

KMART		3785-30324 / AU		23	324875	B324875	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Yarn end threads, for textile use

KMART		3785-30325 / AU		24	324876	B324876	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Textiles and textile goods, not included in other classes; bed and table covers

KMART		3785-30327 / AU		26	324878	B324878	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Lace and embroidery, ribbons and braid; buttons, hooks and eyes, pins and needles, artificial flowers

KMART		3785-30328 / AU		27	324879	B324879	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Carpets, rugs, mats and matting, linoleum and other materials for covering existing floors; wall hangings (non-textile)

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

KMART		3785-30329 / AU		28	324880	B324880	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Games and playthings, gymnastic and sporting articles not included in other classes; decorations for Christmas trees

KMART		3785-30319 / AU		18	324870	B324870	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Leather and imitations of leather, and goods made of these materials and not included in other classes; animal skins, hides; trunks and travelling bags; umbrellas, parasols and walking sticks; whips, harness and saddlery

KMART		3785-30330 / AU		29	324881	B324881	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies; jams; eggs, milk and milk products; edible oils and fats; salad dressings; preserves

KMART		3785-30331 / AU		30	324882	B324882	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (except salad dressings); spices; ice

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

KMART		3785-30332 / AU		31	324883	B324883	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; living animals, fresh fruits and vegetables; seeds, natural plants and flowers, foodstuffs for animals, malt

KMART		3785-30326 / AU		25	324877	B324877	Registered	12/08/1999
					12/08/78	12/08/78
	Goods:	Articles of clothing, excluding boots, hsoes, slippers and sandals

KMART (1990 Logo)		3785-30014 / AU		42	558601	A558601	Registered	06/27/1998
					06/27/91	06/27/91
	Goods:	Self-service discount department stores and supermarkets and other services in this class offered by or in self-service discount department stores and supermarkets including beauty salons, cafes, canteens, cafeterias, locksmithing and key replacement, plant nurseries and photographic services.

Ksuperfood		3785-30393 / AU		42	427545	B427545	Registered	05/28/2006
					05/28/85	05/28/85
	Goods:	Retailing, department stores and supermarkets; beauty salons; cafes, canteens, cafeterias; locksmithing and key replacement; plant nurseries; all other services (excluding photography services) offered by or in retail department stores or supermarketsk included in class 42.

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

Ksuperfood		3785-30392 /AU		30	427546	B427546	Registered	05/28/2006
					05/28/85	05/28/85
	Goods:	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (except salad dressings); spices; ice.

MOVING UP		3785-30396 /AU		25	346245	A346245	Registered	05/16/2001
(stylised)(3;super)					05/16/80	05/16/80
	Goods:	Clothing, footwear, headgear

NEW DEPARTURES		3785-30397 / AU		25		A420299	Registered	01/02/2006
					01/02/85	01/02/85
	Goods:	Clothing, footwear, headgear

SUPER K		3785-30398 /AU		42		B427547	Registered	05/28/2006
					05/28/85	05/28/85
	Goods:	Retailing, department stores and supermarkets; beauty salons, cafes, canteens, cafeterias; locksmithing and key replacement; plant nurseries, all other services (excluding photography services) offered by or in retail department stores or supermarkets included in class 42.

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

SUPER K MART		3785-30399 / AU		35	388181	B388181	Registered	03/03/2004
					03/03/83	03/03/83
	Goods:	Advertising and business services in this class, including advertising and advertisements; business information enquires and commercial information offices; directories; export and import agencies; compilation of information and statistics; market research; personnel management; publicity; public relations and window dressing; and all other services in this class.

SUPER K MART		3785-30400 / AU		37	427543	B427543	Registered	03/03/2004
					03/03/83	03/03/83
	Goods:	Construction and repair - dry cleaning services

SUPER K MART		3785-30401 / AU		40	388182	B388182	Registered	03/03/2004
					03/03/83	03/03/83
	Goods:	Material treatment services in this clas, including dyeing services; engraving; photographic processing, developing and printing; fire-proofing; washing and laundering and water-proofing; and all other services in this class.

Kmart Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

SUPER K MART		3785-30402 / AU		42	387983	B387983	Registered	02/28/2004
					02/28/83	02/28/83
	Goods:	Retailing, department stores, discount stores and supermarkets; beauty salons; cafes, canteens, cafeterias; locksmithing and key replacement; plant nurseries; photographic and all other services offered by or in retail department stores, discount stores and supermarkets included in Class 42; and all other services in this class.

THE PERFORMER		3785-30404 / AU		2		B324240	Registered	11/20/1999
					11/20/78	11/20/78
	Goods:	Paints, varnishes, lacquers; preservatives against rust and against deterioration of wood; colourants; mordents; raw natural resins; metals in foil and powder form for painters, decorators, printers and artists.

TRAX		3785-30B75 / AU		25		B444704	Registered	06/06/2004
					06/06/83	06/06/83
	Goods:	Casual and sporting clothing and headgear but excluding ski clothing and headgear

Melville Corporation

Trademark Summary for Selected Country

Mark		Case No.	Agent	Classes	Appln. No. Filing Date	Reg No./ Reg. Date	Status	Renewal Due
Australia cont’d.

TRAX		3785-30B76 / AU		25	576795		Pending
					04/16/92
	Goods:	Clothing and Headgear

TRAX		3785-30B78 / AU		28		A392297	Registered	03/06/2004
					06/06/83	03/06/87
	Goods:	Exercise bicycles in this class and parts and accessories therefor in this class.

TRAX		3785-30B77 / AU		25		A461161	Registered	03/06/2008
					03/06/87	03/06/87
	Goods:	Footwear ski boots

TRAX		3785-30B74 / AU		25		B392298	Registered	06/06/2004
					06/06/83	06/06/83
	Goods:	Casual and sporting footwear including jogging, tennis, basketball, aerobic, cricket and football shoes and boots but excluding ski boots

EXHIBIT “B”

The Names

1.	Subject to the terms of the License Agreement, the following business name(s) are authorized for use by Licensee:

K mart Australia Limited

or

Kmart Australia Limited

EXHIBIT “C”

Marking and Notice Requirements for Using the

Licensed Property on Products and Materials

1.	In using the Licensed Property, Licensee shall affix or display the appropriate trademark (®, ™, SM) or copyright notice (©) according to Licensor’s instructions from time to time.